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                                  EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Ark Restaurants Corp. on Form S-3 of our reports dated December 6, 1996, appearing in the Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended September 28, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                  /s/ Deloitte & Touche LLP

New York, New York
December 24, 1996

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